UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

NV5 GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35849	45-3458017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida		33021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 495-2112

NV5 HOLDINGS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2015, NV5 Holdings, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to change its name to NV5 Global, Inc. (the “Certificate of Amendment”), which Certificate of Amendment became effective immediately on December 8, 2015. The name change was approved and effected by the Company’s Board of Directors pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”). Under the DGCL, stockholder approval was not required.

In conjunction with the name change, the Board of Directors also approved an administrative amendment to the Company’s Bylaws to reflect the Company’s new name, which administrative amendment became effective on December 8, 2015 (the “Amended and Restated Bylaws”).

NV5 Global, Inc.'s common stock will continue to trade on The NASDAQ Capital Market under the symbol “NVEE” with the CUSIP No. 62945V 10 9.

A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on December 8, 2015 and a copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NV5 Holdings, Inc.

3.2	Amended and Restated Bylaws of NV5 Global, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2015	NV5 GLOBAL, INC.
	By:	/s/ Michael P. Rama
		Name:	Michael P. Rama
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NV5 Holdings, Inc.

3.2	Amended and Restated Bylaws of NV5 Global, Inc.

4